Exhibit 99.2

FIVN - Supplemental Metric Disclosure

($M)	Q1'24	Q2'24	Q3'24	Q4'24	Q1'25	Q2'25	Q3'25	Q4'25	Q1'26	Q2'26	2024	2025
Subscription												
% of Total Revenue	79%	78%	80%	79%	80%	81%	81%	82%	82%	83%	79%	81%
Telecom												
% of Total Revenue	14%	14%	13%	14%	13%	12%	12%	11%	12%	11%	14%	12%
Professional Services												
% of Total Revenue	7%	8%	7%	7%	7%	7%	7%	7%	6%	6%	7%	7%
Total Revenue	$247	$252	$264	$279	$280	$283	$286	$300	$305	$312	$1,042	$1,149
Y/Y Growth %	13%	13%	15%	17%	13%	12%	8%	8%	9%	10%	14%	10%
Q/Q Growth %	3%	2%	5%	5%	0%	1%	1%	5%	2%	2%		
LTM DBRR (Subscription + Telecom)	109%	108%	108%	108%	107%	108%	107%	105%	105%	106%	108%	105%
LTM Subscription DBRR	113%	111%	111%	111%	109%	109%	107%	106%	107%	107%	111%	106%

Note: Percent of revenue represents approximate figures due to rounding.